SECURITIES  AND  EXCHANGE  COMMISSION
                              WASHINGTON  D.C.  20549
                                 CURRENT  REPORT

                     PURSUANT  TO  SECTION  13  OR  15(D)  OF  THE
                        SECURITIES  EXCHANGE  ACT  OF  1934
                      DATE  OF  EARLIEST  REPORT  JUNE  25,  2005

                        (DATE  OF  EARLIEST  EVENT  REPORTED)

                            NEW  MEDIUM  ENTERPRISES,  INC.
         -----------------------


            (EXACT  NAME  OF  REGISTRANT  AS  SPECIFIED  IN  ITS  CHARTER)


STATE  OR  OTHER  JURISDICTION  OF                  (I.R.S.  EMPLOYER
INCORPORATION  OF  ORGANIZATION)                    IDENTIFICATION


             11-3502174                                         NEVADA

               (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING ARE CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)


                          DATE  OF  REPORT  JUNE  25  2005
                        DATE  OF  EARLIEST  EVENT  REPORTED):

                            MAHESH  JAYANARAYAN,  CEO
                                  195  The  Vale
                                  London  W3  7QS
                            Tel:  011  44  208  746  2018
                            Fax:  011  44  208  749-8025

 ITEM  1.01  -  1.  Item  1.01  Entry  into  a  Material  Definitive  Agreement.

       On June 25, 2005, New Medium Enterprises, Inc. and E-World Technology Co. Ltd. Executed a Memorandum of Intent to form a joint R&D program for the production of a disc player which will incorporate/ combine EVD and VMD technologies. Terms and conditions are included in Exhibit (a) attached to this filing

a.  Filing  of  Exhibits

MEMORANDUM  OF  INTENT  BY  AND  BETWEEN
New  Medium  Enterprises,  Inc.
And
E-World  Technology  Co.  Ltd.

Memorandum  of  Intent  dated  29th  June  2005

The  parties  to  the  MOI

1. New Medium Enterprises, Inc, a US public limited company, engaged in Optical Disc Technology incorporated under the laws of Nevada and operating from the UK, 195 The Vale, London W3 7QS and hereinafter referred to as "NME" &

2. Beijing E-World Technology Co., Ltd, a Chinese limited company engaged in EVD Technology and incorporated under the laws of China and operating from Triumph Plaza C-F4, 143A, Xizhimenwai Street, Beijing, China and hereinafter referred to as "E-World"

The  two  parties  agree  to  the  following:

HD  PLAYER  R&D  COLLABORATION

To form a joint R&D program for the production of a disc player which will incorporate/ combine EVD and VMD technologies. Each party will bear its own cost in this R&D effort.

NME will provide two demo drivers with its corrective software to E-World to evaluate the commercial viability/possibility of VMD driver and Optical disc commercialization in the Chinese market.

If the evaluation proves successful, NME will grant permission to E-World for it to incorporate the VMD technology in its line of EVD Player or any product having EVD playback function (referred as EVD Related Production) to any third party manufacturers in China. VMD will not participate in any license fees or royalties for distribution of these EVD Players/EVD Related Productions in China. All such EVD Player/EVD Related Production distributed/sold outside China under any brand or by any Vendor which incorporates EVD and VMD technology, NME will have the right to license fees and royalties equal to 50% of the gross license fee and royalties received by E-World for those devices.

In case the above R&D program fails, or the incremental cost of the VMD technology integration into the EVD platform exceeds $20USD per piece for the home entertainment market, this R& D collaboration will be terminated

OPTICAL  DISC  -  VMD

NME will provide to E-World, several VMD discs to evaluate the commercial viability/ possibility of VMD player and Optical disc commercialization in the Chinese market.

E-World will guarantee that these Discs will not be given to any third party without the express permission of NME

E-World or its associate companies will not reverse - engineer VMD disc in China.

NME will grant E-World the right to produce VMD optical discs in China under the Brand of EVD. For such a right NME will have the right to royalty payments as will be agreed by separate agreement.

E-World will place an order of 100,000 VMD discs from NME for pilot marketing work in China for 2005 subject to the positive result of the aforementioned R&D collaboration and disc price being commercially viable.

MARKETING  -  JOINT  VENTURE

The parties agree to establish a 50-50 joint international marketing company operating from a jurisdiction outside of China, to market VMD and EVD products, including the players, compression technologies, audio systems, VMDs and the HD digital cinema systems. The commercial terms of the joint marketing company will be by separate agreement.

The parties agree to jointly promote each other's collaborative products in all markets in the world and the choice of branding is to be jointly decided at the appropriate time.

Such a joint venture agreement will not be exclusive to either party who will have the right to promote, distribute and engage in other collaborative marketing efforts with other parties.

CONTENT  CONVERSION  TO  HD

E-World will provide facilities and services for conversion of NME's copyrighted contents, the process of which will include telecine, encoding and restoration

NME  will  use  this  facility  for  its  own  content  conversion

NME will also have the right to resell this service to other parties around the world Use of this facility and services will be subject to NME accepting E-World's rates.
EXCLUSIVITY

Exclusivity agreement will only come into force once NME and E-World are fully satisfied with the technical success and commercial viability of their joint collaborative HD DVD reference design board to include EVD and VMD technology.

NME agrees that once both parties sign an agreement followed by this MOI, NME will not engage with any other party in other HD DVD board R&D collaboration work with a view to developing a player compatible to VMD technology for distribution and sale in China. NME agrees that E-World will own the exclusive distribution and marketing rights to NME's products in China subject to it incorporating EVD technology.

The above is a memorandum of intent to collaborate and the parties agree that each section of this MOI will be subject to a legally binding agreement under the laws of England and Wales.

For  E-World  Technology  Co.,  Ltd, CEO
For  New  Medium  Enterprise  Inc CEO






 SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




New  Medium  Enterprises,  Inc.
-------------------------------
(Registrant)


By:  /s/  Mahesh  Jayaranayan
CEO  July  7,  2005

July  25,  2005